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                                                                    EXHIBIT 23.7


         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

     We hereby consent to (i) the inclusion of our opinion letter, dated May 11, 1999, to the Board of Directors of TCA Cable TV, Inc. (the "Company") as Annex C to the Proxy Statement/Prospectus of the Company relating to the proposed merger of the Company and Cox Classic Cable, Inc., a wholly owned subsidiary of Cox Communications, Inc. and (ii) all references to DLJ in the sections captioned "Summary--The Companies--Reasons for the Merger," "--Opinion of Financial Advisor," "The Merger--Background of the Merger," "--Reasons for the Merger; Recommendation of the TCA Board" and "--Opinion of TCA's Financial Advisor" of the Proxy Statement/Prospectus of the Company which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                            DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION



                                            By:  /S/ Jill Greenthal
                                                ------------------------

New York, New York
July 2, 1999